CERTIFICATIONS PURSUANT TO SECTION 906
EX-99.906CERT

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Frances M. Guggino, Chief Financial Officer of Smith Barney Trust II – Smith Barney Capital Preservation Fund II (the “Registrant”), each certify to the best of his knowledge that:

     1.      The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2005 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

     2.     The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer Smith Barney Trust II - Smith Barney Capital Preservation Fund II /s/ R. Jay Gerken R. Jay Gerken Date: January 9, 2006	Chief Financial Officer Smith Barney Trust II – Smith Barney Capital Preservation Fund II /s/ Frances M. Guggino Frances M. Guggino Date: January 9, 2006

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.